EXHIBIT 21


                         Exide Electronics Group, Inc.

                        Subsidiaries of the Registrant



 1. Exide Electronics Corporation, a Delaware corporation (100% owned by Exide Electronics Group, Inc.).

 2. Exide Electronics International Corp., a Delaware corporation (100% owned by Exide Electronics Group, Inc.).

 3. Exide Electronics Canada, Inc., a corporation incorporated under the laws of Ontario, Canada (100% owned by Exide Electronics International Corp.).

 4. Exide Electronics S.A., a company organized under the laws of France (100% owned by Exide Electronics International Corp., except for certain qualifying shares held by directors or officers of Exide Electronics S.A.).

 5. Exide Electronics International - GmbH, a company organized under the laws of Germany (100% owned by Exide Electronics International Corp.).

 6. Exide Electronics B.V., a corporation incorporated under the laws of the Netherlands (100% owned by Exide Electronics International Corp.) (Inactive).

 7. MPL Powerware Systems Limited, a corporation incorporated under the laws of the United Kingdom (100% owned by Exide Electronics International Corp.).

 8. Exide Electronics International Sales Corp., a corporation organized under the laws of the United States Virgin Islands (100% owned by Exide Electronics Corporation).

 9. Exide Electronics USA Holdings Corp., a Delaware corporation (100% owned by Exide Electronics Group, Inc.).

10. DataTrax Acquisition Corporation, a Delaware corporation (100% owned by Exide Electronics USA Holdings Corp.).

11. GS Electronics Limited, a corporation incorporated under the laws of the United Kingdom (100% owned by MPL Powerware Systems, Limited).

12. Exide Electronics Acquisition, Inc., a Delaware corporation (100% owned by Exide Electronics Group, Inc.)(Inactive).

13. International Power Machines Corporation, a Delaware corporation (100% owned by Exide Electronics Group, Inc.).

14. International Power Machines Canada Ltd., a corporation incorporated under the laws of Ontario, Canada (100% owned by International Power Machines Corporation).
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15.   IPM Pacific Limited, a corporation incorporated under the laws of Hong
      Kong (100% owned by International Power Machines Corporation).

16. International Power Machines De Mexico, S.A. de C.V., a corporation incorporated under the laws of Mexico (100% owned by International Power Machines Corporation).

17. International Power Machines GmbH, a corporation incorporated under the laws of Germany (100% owned by International Power Machines Corporation).

18. Lortec Power Systems, Inc., an Ohio corporation (100% owned by International Power Machines Corporation) (Inactive).

19. Lectro Products, Inc., a Delaware corporation (100% owned by Exide Electronics Group, Inc.).

20. Deltec Power Systems, Inc., a Wisconsin corporation (100% owned by Exide Electronics Group, Inc.).

21. Deltec Electronics Corp., a California corporation (100% owned by Deltec Power Systems, Inc.).

22. Deltec S.A. de C.V., a corporation incorporated under the laws of Mexico (100% owned by Deltec Electronics Corp.).

23. FPS Power Systems Oy Ab, a corporation incorporated under the laws of Finland (100% owned by Deltec Power Systems, Inc.).

24. FPS Power Systems A/S, a corporation incorporated under the laws of Denmark (100% owned by FPS Power Systems Oy Ab).

25. FPS Power Systems AS, a corporation incorporated under the laws of Norway (100% owned by FPS Power Systems A/S).

26. FPS Power Systems AB, a corporation incorporated under the laws of Sweden (100% owned by FPS Power Systems Oy Ab).

27. Fiskars Electronics Limited, a corporation incorporated under the laws of Great Britain (100% owned by FPS Power Systems Oy Ab).

28. Fiskars Power Systems GmbH, a corporation incorporated under the laws of Germany (100% owned by FPS Power Systems Oy Ab).